SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 5, 2005

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

This Form 8-K/A amends the Current Report on Form 8-K filed by Saks Incorporated (the “Company”) on July 11, 2005 to provide the financial information required by Item 9.01 of Form 8-K. As disclosed in the Form 8-K filing on July 11, 2005, the Company and certain of its subsidiaries consummated the sale of substantially all of the assets that were solely related to the business of owning and operating the retail stores operating under the Company’s “Proffitt’s” and “McRae’s” business names (hereafter referred to as “Proffitt’s”) to Belk, Inc. (“Belk”) on July 5, 2005. The consideration received was approximately $622 million in cash (subject to adjustment for changes in working capital), plus Belk assumed approximately $1 million in capitalized lease obligations and the assumption of certain other ordinary course liabilities associated with the acquired assets, pursuant to the terms of an Asset Purchase Agreement, dated as of April 28, 2005, between the Company and Belk (the “Asset Purchase Agreement”).

The description of the Asset Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Asset Purchase Agreement, which is incorporated by reference herein from Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2005.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

As discussed in its July 11, 2005 Form 8-K filing related to the Asset Purchase Agreement, the Company was unable to furnish pro forma financial information due to its inability to timely file its Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (the “2004 Form 10-K”) and its Quarterly Report on Form 10-Q for the period ended April 30, 2005 (the “first quarter Form 10-Q”). Please refer to the Company’s Current Report on Form 8-K filed on March 4, 2005 and the Company’s Forms 12b-25 filed on April 15, 2005 and June 10, 2005 with respect to the delay in the filing of the Company’s 2004 Form 10-K and first quarter Form 10-Q.

The Company filed the 2004 Form 10-K on September 1, and the first quarter Form 10-Q on October 3, 2005. Accordingly, the Company is now able to present the pro forma financial information associated with the Asset Purchase Agreement.

The accompanying Unaudited Pro Forma Consolidated Financial Statements are based on the consolidated financial statements of the Company adjusted to give effect for the sale of Proffitt’s. The Unaudited Pro Forma Consolidated Balance Sheet is derived from the unaudited consolidated balance sheet of Saks Incorporated as of April 30, 2005 and assumes the transaction was consummated on April 30, 2005. The Unaudited Pro Forma Consolidated Statements of Income are derived from the audited consolidated statement of income for the fiscal year ended January 29, 2005 (fiscal year 2004) and the unaudited consolidated statement of income for the first quarter ended April 30, 2005 (first quarter 2005) and assumes the transaction was consummated as of February 1, 2004 (the first day of fiscal year 2004).

At July 5, 2005, Proffitt’s operated as a traditional department store retailer, with its stores principally serving as anchor stores in leading regional or community malls. The stores typically offered a broad selection of upper-moderate to better fashion apparel, shoes, accessories, jewelry, cosmetics and decorative home furnishings. The stores sold were located throughout 11 Southeastern states. The Proffitt’s assets sold included the real and personal property and inventory associated with 22 Proffitt’s stores and 25 McRae’s stores in addition to the divisional facility in Alcoa, Tennessee (“Alcoa”), which contained all existing administrative, merchandising and store operations for Proffitt’s. Belk also assumed operating leases on leased store locations.

As contemplated by the Asset Purchase Agreement, Belk entered into a Transition Services Agreement (“TSA”), in which the Company agreed to provide, for varying transition periods, certain back office services related to the Proffitt’s operations. Such operations include certain information technology, telecommunications, credit, store planning and distribution services, among others. Belk will compensate the Company for these services provided, as outlined in the TSA. The services provided will cease as Belk becomes able to absorb the operations within its back office infrastructure.

The adjustments included within the Unaudited Pro Forma Consolidated Financial Statements reflect the removal of the historical assets, liabilities and operations associated with the Proffitt’s stores and the Alcoa facility sold to Belk, and the revenue provided to the Company in accordance with the TSA, assuming Belk owned these stores during the periods presented. The adjustments do not reflect expense reductions for costs associated with certain back-office operations and corporate support functions. The adjustments also do not reflect the use of the net cash proceeds from Belk on the Company’s ongoing results of operations and its future financial position. The net cash proceeds were principally used to repay notes payable of $585.7 million in July of 2005, from which the Company expects a significant future reduction in its financing costs.

These Unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the transaction occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future.

The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements and notes thereto in (1) the 2004 Form 10-K, and (2) the first quarter Form 10-Q.

The Unaudited Pro Forma Consolidated Financial Statements and the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements are included as Exhibit 99.2 and are incorporated herein by reference.

(c) Exhibits.

Exhibit	Description of Document
99.1	Copy of Asset Purchase Agreement between Saks Incorporated and Belk, Inc. dated as of April 28, 2005 (Incorporated by reference to Exhibit 99.1 of Saks Incorporated’s Current Report on Form 8-K filed May 2, 2005)*

99.2	Unaudited Pro Forma Consolidated Financial Statements

*	All schedules and exhibits to this Exhibit have been omitted in accordance with 17 CFR §229.601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: October 14, 2005	/s/ Kevin G. Wills
Kevin G. Wills Executive Vice President of Finance and Chief Accounting Officer